UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2014

INTERLINE BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32380	03-0542659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida		32207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (904) 421-1400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2014, Interline Brands, Inc., a New Jersey corporation (“Interline New Jersey”), Wilmar Financial, Inc. JanPak, LLC, JanPak of South Carolina, LLC, IBI Merchandising Services, Inc., each as a borrower, and Interline Brands, Inc., a Delaware corporation (the “Company”), Glenwood Acquisition LLC and Zip Technology, LLC, as additional loan parties, amended the asset-based senior secured revolving credit facility, dated as of September 7, 2012 (the “ABL Facility”), by entering into an Increase Agreement with Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Increase Agreement”), pursuant to which the aggregate commitments under the ABL Facility were increased from $275 million to $325 million. Except for this commitment increase, the material terms of the ABL Facility were not modified by the Increase Agreement.
The above description is only a summary of the terms of the Increase Agreement and is qualified in its entirety by the actual terms of that agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet             Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01 above and is incorporated by reference.
Item 8.01 Other Events.
The Company previously issued a conditional notice of partial redemption on November 26, 2014 to redeem (the “Redemption”) $80,000,000 of the $365,000,000 outstanding aggregate principal amount of its 10%/10.75% Senior Notes due 2018 (the “Notes”) on December 30, 2014 in accordance with the indenture governing the Notes and the terms and conditions stated in the notice. By entering into the Increase Agreement, the Company has satisfied the condition set forth in its previously issued conditional notice of partial redemption. The Redemption is scheduled to occur on December 30, 2014.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1
Increase Agreement, dated as of December 10, 2014, among Interline Brands, Inc., a New Jersey corporation, Wilmar Financial, Inc., JanPak, LLC, JanPak of South Carolina, LLC, IBI Merchandising Services, Inc., each as a borrower, Interline Brands, Inc., a Delaware corporation, Glenwood Acquisition LLC and Zip Technology, LLC, as additional loan parties, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this report that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements by using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, natural or man-made disasters, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2014 and in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2013. These statements reflect the Company's current beliefs and are based upon information currently available to it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.
(Registrant)

Date:	December 11, 2014	/s/ Federico L. Pensotti
Name: Federico L. Pensotti
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1
Increase Agreement, dated as of December 10, 2014, among Interline Brands, Inc., a New Jersey corporation, Wilmar Financial, Inc., JanPak, LLC, JanPak of South Carolina, LLC, IBI Merchandising Services, Inc., each as a borrower, Interline Brands, Inc., a Delaware corporation, Glenwood Acquisition LLC and Zip Technology, LLC, as additional loan parties, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.